EXHIBIT 21.1
Jabil Inc. Subsidiaries*
Ownership is 100% except where designated
AOC Technologies (Wuhan) Co., Ltd. (China)
AOC Technologies, Inc. (US)
Badger Technologies, LLC (US)
Celetronix India Private Limited (India)
Celetronix USA, Inc. (US)
Clothing Plus MBU Oy (Finland)
Clothing Plus Zhejiang Ltd. (China)
eco.logic brands inc. (US)
F-I Holding Company (Cayman Islands)
Green Point (Suzhou) Technology Co., Ltd. (China)
Green Point (Tianjin) Precision Electronic Co., Ltd. (China)
Green Point (Wuxi) Electronic Technology Co., Ltd. (China)
Green Point Precision (M) Sdn. Bhd. (Malaysia)
Green Point Technology (Shenzhen) Co., Ltd. (China)
Green Point Technology (Wuxi) Co., Ltd. (China)
Green Prosperity Co., Ltd. (British Virgin Islands)
Greenam Electricity (Proprietary) Limited (Namibia) (Jabil indirectly owns 79% of this entity)
Jabil (Mauritius) Holdings Ltd. (Mauritius)
Jabil Advanced Mechanical Solutions de Mexico, S. de R.L. de C.V. (Mexico)
Jabil Advanced Mechanical Solutions, Inc. (US)
Jabil AMS, LLC (US)
Jabil Canada Corporation (Canada)
Jabil Cares Foundation, Inc. (US)
Jabil Circuit (Beijing) Ltd. (China)
Jabil Circuit (BVI) Inc. (British Virgin Islands)
Jabil Circuit (Guangzhou) Ltd. (China)
Jabil Circuit (Shanghai) Co. Ltd. (China)
Jabil Circuit (Singapore) Pte. Ltd. (Singapore)
Jabil Circuit (Wuxi) Co. Ltd. (China)
Jabil Circuit Austria GmbH (Austria)
Jabil Circuit Belgium N.V. (Belgium)
Jabil Circuit Cayman L.P. (Cayman Islands)
Jabil Circuit China Limited (Hong Kong)
Jabil Circuit de Chihuahua S. de R.L. de C.V. (Mexico)
Jabil Circuit de Mexico S. de R.L. de C.V. (Mexico)
Jabil Circuit Financial II, Inc. (US)
Jabil Circuit Hong Kong Limited (Hong Kong)
Jabil Circuit Hungary Contract Manufacturing Services Ltd. (Hungary)
Jabil Circuit India Private Limited (India)
Jabil Circuit Investment (China) Co., Ltd (China)
Jabil Circuit Italia S.r.l. (Italy)
Jabil Circuit Limited (United Kingdom)
Jabil Circuit Luxembourg II S.à.r.l. (Luxembourg)
Jabil Circuit Luxembourg S.à.r.l. (Luxembourg)
Jabil Circuit Netherlands B.V. (Netherlands)
Jabil Circuit of Michigan, Inc. (US)
Jabil Circuit SAS (France)
Jabil Circuit Sdn. Bhd. (Malaysia)
Jabil Circuit Technology LLC (Cayman Islands)
Jabil Circuit Ukraine Limited (Ukraine)
Jabil Defense and Aerospace Services, LLC (US)
Jabil Denmark Aps (Denmark)
Jabil do Brasil Indústria Eletroeletrônica Ltda. (Brazil)
Jabil DR, S.R.L. (Dominican Republic)
Jabil Dutch Mexico B.V. (Netherlands)

Jabil Electronics (Weihai) Co., Ltd. (China)
Jabil EMS Switzerland GmbH (Switzerland)
Jabil Energy (Namibia) (PTY) Ltd. (Namibia)
Jabil Green Point Precision Electronics (Wuxi) Co. Ltd. (China)
Jabil Green Point Technology (Huizhou) Co., Ltd. (China)
Jabil Healthcare DR, S.R.L. (Dominican Republic)
Jabil Hungary LP Services, Limited Liability Company (Hungary)
Jabil India Manufacturing Private Limited (India)
Jabil Industrial do Brasil Ltda. (Brazil)
Jabil International Holding II, S. de R.L. de C.V. (Mexico)
Jabil International Holding S. de R.L. de C.V. (Mexico)
Jabil International Treasury Pte. Ltd (Singapore)
Jabil Investment Pte. Ltd. (Singapore)
Jabil Israel Ltd. (Israel)
Jabil Japan, Inc. (Japan)
Jabil Korea International Limited (Republic of Korea)
Jabil Mexico Holding, S. de R.L. de C.V. (Mexico)
Jabil Mexico Investment, S. de R.L. de C.V. (Mexico)
Jabil Monterrey S. de R.L. de C.V. (Mexico)
Jabil Nypro Holding LLC (US)
Jabil Nypro I, LLC (US)
Jabil Nypro II, LLC (US)
Jabil Nypro International B.V. (Netherlands)
Jabil Optics Germany GmbH (Germany)
Jabil Poland Sp. z.o.o. (Poland)
Jabil Precision Industry (Guangzhou) Co., Ltd. (China)
Jabil Science & Telecommunication Trading (Wuxi) Co. Ltd. (China)
Jabil Sdn. Bhd. (Malaysia)
Jabil Services Korea Limited (Republic of Korea)
Jabil Silver Creek, Inc. (US)
Jabil South Africa (Pty) LTD (South Africa)
Jabil Switzerland Manufacturing GmbH (Switzerland)
Jabil Technology (Chengdu) Co., Ltd (China)
Jabil Technology and Trading (Wuxi) Co., Ltd. (China)
Jabil Torres S. de R.L. de C.V. (Mexico)
Jabil Tuttlingen Manufacturing GmbH (Germany)
Jabil Umkirch Manufacturing GmbH (Germany)
Jabil Vietnam Company Limited (Vietnam)
Jabil, Limited Liability Company (Russian Federation)
JCI Labuan Limited (Malaysia)
JN Global Holdings C.V. (Netherlands)
Kasalis Inc. (US)
Kuatro Ukraine LLC (Ukraine)
Manna Renewable Energy Investments Two (Pty) Ltd (Namibia)
N P Medical Inc. (US)
NPA de Mexico S. de R.L. de C.V. (Mexico)
Nypro Atlanta LLC (US)
Nypro China Holdings Limited (Hong Kong)
Nypro de la Frontera, S. de R.L. de C.V. (Mexico)
Nypro Deutschland GmbH (Germany)
Nypro DR, LLC (US)
Nypro Guadalajara S.A. de C.V. (Mexico)
Nypro Healthcare Baja Inc. (US)
Nypro Healthcare GmbH (Germany)
Nypro Healthcare LLC (US)
Nypro Inc. (US)
Nypro Iowa Inc. (US)
Nypro Limited (Ireland)
Nypro Monterrey Management S. de R.L. de C.V. (Mexico)

Nypro Plastics & Metal Products (Shenzhen) Co., Ltd. (China)
Nypro Plastics & Molding Products (Suzhou) Co., Ltd. (China)
Nypro Puerto Rico Inc. (US)
Nypro Research and Developments Limited (Ireland)
Nypro Spain Holding, S.L.U. (Spain)
NyproMold Chicago Inc. (US)
NyproMold Inc. (US)
NyproMold Investment Corp. (US)
Plasticast Hungary Korlátolt Felelõsségû Társaság (Hungary)
Plasticos Castella S.A.U. (Spain)
PT Jabil Circuit Indonesia (Indonesia)
Radius Chicago LLC (US)
Radius Hong Kong Limited (Hong Kong)
Radius Product Development Inc. (US)
Roosevelt Insurance Company, Ltd. (Cayman Islands)
S.M.R. Metal Ltd. (Israel)
Shemer Motion (2009) Ltd. (Israel)
Taiwan Green Point Enterprises Co., Ltd. (Taiwan)
Taiwan Green Point Enterprises Co., Ltd. (British Virgin Islands)
Westing Green (Tianjin) Plastic Co., Ltd (China)
Wolfe Engineering (Shanghai) Co., Ltd. (China)
Yen Investments 140 (Proprietary) Limited (Namibia)
YouTransactor SAS (France)

*	Jabil Inc. subsidiaries list as of August 31, 2022.